Exhibit 99.1

Red Cat Holdings Reports Preliminary Revenue 30% Above Guidance for Second Quarter of Fiscal 2024

Artificial Intelligence-enhanced camera fuels sales

SAN JUAN, Puerto Rico, November 7, 2023 -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat'' or the "Company"), a drone technology company integrating robotic hardware and software for military, government, and commercial operations, reports preliminary results for the second quarter of fiscal 2024 (three months ending October 31, 2023) ahead of its quarterly filing, including:

•	Revenue of approximately $3.9 million for fiscal second quarter of 2024, representing a sequential increase of 123%
•	Backlog of approximately $4.5M at October 31, 2023, representing the highest amount in the Company’s history
•	Company affirms previous guidance of approximately $5 million in revenue for the fiscal third quarter (three months ending January 31, 2024), representing a 28% sequential increase

“We are pleased to report a second consecutive quarter of record revenues, and our growing order backlog positions us to continue reporting sequential revenue growth through the end of fiscal 2024 and beyond,” stated Jeff Thompson, Chief Executive Officer. “We had purposely established meaningful inventory balances to address the supply chain challenges that previously existed and are excited to be turning these assets into cash to fund our continued growth.”

“The Teal team continues to improve manufacturing yields, reduce material and labor costs, and increase monthly production capacity,” stated Dr. Allan Evans, Chief Operating Officer. “We expect each of these achievements to drive gross margins higher. We are well positioned to efficiently fulfill our growing backlog of orders.”

Conference Call

CEO Jeff Thompson, CFO Joseph Hernon, and COO Dr. Allan Evans will host a conference call at 4:15 p.m. ET on Wednesday, November 8, 2023 to discuss these preliminary results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Interested parties can listen to the conference call by dialing 1-844-413-3977 (within the U.S.) or 1-412-317-1803 (international).  Callers should dial in approximately ten minutes prior to the start time and ask to be connected to the Red Cat conference call. Participants can also pre-register for the call using the following link:  https://dpregister.com/sreg/10182400/fa69246800

The conference call will also be available through a live webcast that can be accessed at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=yh9zCJ8Z

A replay of the webcast will be available until December 19, 2023 and can be accessed through the above link or at www.redcatholdings.com. A telephonic replay will be available until October 3, 2023 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 2400908.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government, and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcat.red

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts

NEWS MEDIA:
CORE Public Relations
Phone: (516) 222-2560
Email: media@redcat.red

INVESTORS:
CORE IR
Phone: (516) 222-2560
Email: investors@redcat.red
Website: https://www.redcatholdings.com